ALPHA SECURITY GROUP CORPORATION

ANNOUNCES FULFILLMENT OF CONDITION FOR SIX MONTH EXTENSION TO COMPLETE A BUSINESS COMBINATION

Exhibit 99.1

September 26, 2008 - New York, NY - Alpha Security Group Corporation (AMEX: HDS.U) (the “Company”) announced today that it has met the condition under its Certificate of Incorporation that permits it until March 28, 2009 to complete an appropriate acquisition meeting the criteria set forth therein. The Company will make an additional announcement once it has entered into a definitive agreement to complete a business combination.

About Alpha Security Group Corporation

Alpha Security Group Corporation is a newly organized Business Combination CompanyTM formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the U.S. homeland security or defense industries or a combination thereof.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties detailed in the Company’s Form S-1 Registration statement (File No. 333-127999) filed with the Securities and Exchange Commission and declared effective on March 23, 2007.

Contact Information:

Steven M. Wasserman
Chief Executive Officer and President

Tel: (212) 877-1588